Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of Expo Event Holdco, Inc. of our report dated November 9, 2016, relating to the carve-out financial statements of HOW Events Operations (a carve-out of F+W Media, Inc.) as of October 13, 2015 and December 31, 2014 and for the period January 1, 2015 through October 13, 2015.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Cincinnati, Ohio

April 10, 2017